UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 11, 2014

PATRIOT NATIONAL BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Connecticut	000-29599	06-1559137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Bedford Street, Stamford, Connecticut	06901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 324-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On January 10, 2014, Patriot National Bancorp, Inc. (the “Company”) filed a current report on Form 8-K stating that it had received a notice from the NASDAQ Stock Market LLC (“NASDAQ”) advising the Company that it was not in compliance with Listing Rule 5450(b)(1)(C) (the “Rule”) for continued listing due to the Company’s failure to maintain a minimum Market Value of Publicly Held Shares (“MVPHS”) (shares held by non-affiliates of the Company) of $5,000,000. Pursuant to such notice, the Company had a period of 180 calendar days in which to regain compliance with the Rule.

On March 11, 2014, the Company received a further notice from NASDAQ informing the Company that its MVPHS had been $5,000,000 or greater from February 13, 2014 to March 10, 2014, and therefore the Company had regained compliance with the Rule.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT NATIONAL BANCORP, INC.

Date: March 14, 2014	By:	/s/ Michael A. Carrazza
Michael A. Carrazza Chairman of the Board